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                                                                EXHIBIT 10.15(c)



                                                                             SIP
                               RYDER SYSTEM INC.

               1980 STOCK INCENTIVE PLAN, UNITED KINGDOM SECTION

                                   AGREEMENT


THIS AGREEMENT, made as of this 3rd day of October, 1995 between Ryder System, Inc., a Florida corporation ("RSI"), and ____ (the "Grantee");


                              W I T N E S S E T H:

WHEREAS, the Board of Directors of RSI has adopted and the shareholders of RSI have approved the Ryder System, Inc. 1980 Stock Incentive Plan, as amended (the "Plan"), which provides for the issuance of Stock Options ("Stock Options") to purchase shares of Common Stock to key executive Employees of RSI; and

WHEREAS, the United Kingdom Section of the Plan has been approved by the Inland Revenue under the Income and Corporation Taxes Act 1984; and

WHEREAS, the Grantee is a key executive Employee and has been selected by the Compensation Committee of the Board of Directors of RSI (the "Committee") to receive Stock Options under the United Kingdom Section of the Plan;

NOW, THEREFORE, in consideration of the premises, RSI and the Grantee agree as follows:


                               I.   STOCK OPTION

Grant of Option

Subject to the limitations and other terms and conditions set forth in this Agreement and the Plan, the Committee grants to the Grantee on October 3, 1995 a Stock Option to purchase an aggregate of ______ shares of RSI's Common Stock, par value $.50 per share (the "Shares"), at a price of $25.4375 per Share, the Fair Market Value on the date of grant and agreed by the United Kingdom Inland Revenue for this purpose.

Limitations on Exercise of Option

Subject to the limitations and other terms and conditions set forth in this Agreement and the Plan, the Stock Option shall be exercisable in installments on or before October 2, 2005 as follows:

         (i) None of the Shares subject to the Stock Option for a period of one year from the date of grant;

         (ii) 33 1/3% of the Shares subject to the Stock Option on or after October 3, 1996;


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         (iii)   33 1/3% of the Shares subject to the Stock Option on or after
                 October 3, 1997;

         (iv) the final 33 1/3% of the Shares subject to the Stock Option on or after October 3, 1998.

Subject to the foregoing and the provisions of the Plan, any installment portion of the Stock Option that becomes exercisable shall thereafter accumulate and be exercisable at any time on or before the expiration of the term of the Stock Option on October 2, 2005.

Exercise and Payment of Option

Subject to the limitations and other terms and conditions set forth in this Agreement and the Plan, the Stock Option, to the extent then exercisable, may be exercised from time-to-time by delivering written notice to RSI addressed to the Controller of RSI specifying the number of Shares the Grantee then elects to purchase under the Stock Option, together with the full purchase price of the Shares being purchased in cash or a certified or bank cashier's cheque payable to the order of RSI. Within 30 days after any such exercise, RSI will deliver to the Grantee certificates for the number of Shares with respect to which the Stock Option has been exercised, issued in the name of the Grantee.


                                 II.   GENERAL


Transferability of Stock Options

No Stock Options or any rights or interests therein shall be assignable or transferable by the Grantee except by will or the laws of descent and distribution. During the lifetime of the Grantee, a Stock Option shall be exercisable only by the Grantee or the Grantee's guardian or legal representative.

Notices

All notices provided for in this Agreement or the Plan shall be in writing and shall be deemed to have been duly given if delivered in person or mailed by registered mail, return receipt requested:

         (a) If to RSI, at Ryder System, Inc., P. O. Box 020816, Miami, Florida 33102-0816, Attention: Controller; and

         (b) If to the Grantee, at the Grantee's business address or address appearing in the payroll records of RSI; or

         (c) At such other addresses as may be furnished to RSI or the Grantee in accordance with this paragraph.


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Definitions and Interpretation

Capitalized terms not otherwise defined in this Agreement are defined as in the Plan. This Agreement and the grant, exercise, adjustment, modification, cancellation and termination of the Stock Option and the issuance of Shares subject thereto are subject in all respects to the terms of the United Kingdom Section of the Plan and in the event that any provision of this Agreement shall be inconsistent with the terms of the United Kingdom Section of the Plan, then the terms of the United Kingdom Section of the Plan shall govern. The Committee shall have plenary authority to interpret this Agreement and the Plan, including the United Kingdom Section of the Plan, and to make all determinations deemed necessary or advisable for the administration of the Plan. The Committee's interpretation and determinations shall be conclusive.

Acknowledgement

The Grantee acknowledges that he/she has read the entire Plan including the provisions thereof relating to termination of employment. Additionally, the Grantee acknowledges that this Agreement is not an employment agreement between the Grantee and RSI, and RSI and the Grantee each has the right to terminate the Grantee's employment at any time for any reason whatsoever.

Governing Law

This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Florida.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


Attest:                                    RSI



By:                                        By:
   ------------------------------             --------------------------------
         Yasmine B. Zyne                          Thomas E. McKinnon
         Assistant Secretary                       Executive Vice President,
                                                   Human Resources



                                           -----------------------------------
                                           GRANTEE


                                           -----------------------------------
                                           National Insurance Number
                                           or Social Security Number



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